EXHIBIT 21

                SUBSIDIARIES OF GLOBAL ENTERTAINMENT CORPORATION

Subsidiary                                 Jurisdiction and Form of Organization
----------                                 -------------------------------------
Global Entertainment Acquisition Corp.                 Delaware Corporation

Global Entertainment Marketing Systems                 Nevada Corporation

International Coliseums Company, Inc.                  Nevada Corporation

Western Professional Hockey League Inc.                Texas Corporation

Cragar Industries, Inc.                                Delaware Corporation